UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2020, America Great Health (the “Company”) and Purecell Group (“Purecell”), a leading anti-aging medical institution in Australia, entered into a Cooperation Agreement (the “Agreement”), in which the Company agreed to acquire 51% of the equity of Purecell, as consideration, the Company shall issue 510,000,000 common shares to Purecell’s nominated trustee. Upon completion of the acquisition transaction, Purecell shall remain autonomy in its day to day operation, including recruiting and retaining management team members.

On April 04, 2022, the Company and Purecell entered into an Addendum to the Agreement, among which, Item 3 of Section I of the Agreement was modified to Purecell shall has “priority distribution rights in Australia”, instead of the “management autonomy rights in Australia”; Separately, Item 7 of Section II was modified to reflect some changes to the shareholder’s rights and management structure, such as the current management board of Purecell shall continue managing the day-to-day operations and shall serve in that capacity until that both parties designate a new management board by a majority vote, etc.

All other provisions of the Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: September 26, 2022

By: /s/ Mike Wang

Name: Mike Wang

Title: President